Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, as chief financial officer of Iron Age Corporation (the “Company”), does hereby certify that to the undersigned’s knowledge:

3)	the Company’s 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

4)	the information contained in the Company’s 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bart R. Huchel Bart R. Huchel Chief Financial Officer, Vice President - Finance and Treasurer

Dated: September 9, 2003

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and forwarded to the Securities and Exchange Commission or its staff upon request.